EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------

INVESTOR RELATIONS CONTACT:
Brett Sweezy
208-457-9409 ext. 1212


       LIFESTREAM TECHNOLOGIES COMPLETES $2.775 MILLION PRIVATE PLACEMENT

                  Company plans to expand advertising campaign.

POST FALLS, IDAHO - FEBRUARY 23, 2004 - Lifestream Technologies, Inc. (OTCBB:LFTC), a leading developer and marketer of consumer cholesterol monitors and professional screening instruments, announced today that the Company has completed the sale of $2.775 million of convertible debentures and common stock purchase warrants to certain investors, including current institutional stockholders. HPC Capital Management acted as the placement agent for this financing. The Company intends to use the net proceeds to build inventory and continue a consumer awareness marketing program.

"This financing enables the Company to continue implementing its advertising campaign and expanding awareness for Lifestream's home cholesterol monitor to the health conscious consumer, the pharmacist, and the physician," stated Christopher Maus, Lifestream's President and CEO. "With market results from our test advertising implemented in the fourth quarter of last year, we are now well positioned to execute our marketing strategy. We are pleased with our investors continued support as we move forward."

The purchase price for the convertible debentures gives effect to an original issue discount of approximately $500,000, providing approximately $2.1 million in net proceeds to the Company after discount, commissions and expenses. In connection with this transaction and subject to a 4.9% beneficial ownership limitation, following public disclosure of the terms and conditions of this financing, participating warrant holders agreed to exercise 9,615,384 outstanding warrants held by them, which, upon exercise, will result in an additional $481,000 in net proceeds to the Company. Neither the convertible debentures, the shares issuable upon conversion of the debentures, nor the shares issuable upon exercise of the warrants has been registered under the Securities Act of 1933, as amended. The Company has agreed to file a registration statement covering the resale of such securities to enable the debenture and warrant holders to publicly resell their shares.

The details of the financing will be filed via a Form 8-K with the Securities and Exchange Commission (SEC).

                                       ###

This news release includes certain forward-looking statements within the meaning of the safe harbor protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties, and in particular statements referring to our expectations for increased market penetration and improved gross margins from our recently introduced second generation consumer monitors and statements regarding our expectations that we can obtain necessary additional financing and investment. These forward-looking statements involve risks and uncertainties that could cause actual results to differ from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions given our knowledge of the relevant markets; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: the success of our capital-raising and cost-cutting efforts, developing and marketing relatively new medical diagnostic devices, including technological advancements and innovations; consumer receptivity and preferences; availability, affordability and coverage terms of private and public medical insurance; political and regulatory environments and general economic and business conditions; the effects of our competition; the success of our operating, marketing and growth initiatives; development and operating costs; the amount and effectiveness of our advertising and promotional efforts; brand awareness; the existence of adverse publicity; changes in business strategies or development plans; quality and experience of our management; availability, terms and deployment of capital; labor and employee benefit costs; as well as those factors discussed in our most recent Registration Statement on Form SB-2 filed December 23, 2003 and in "Item 1 - Our Business," "Item 6 - Our Management's Discussion and Analysis," particularly the discussion under "Risk Factors - Substantial Doubt as to our Ability to Continue as a Going Concern" and elsewhere in our most recent Annual Report on Form 10-KSB for our fiscal year ended June 30, 2003, both filed with the United States Securities and Exchange Commission. Readers are urged to carefully review and consider the various disclosures made by us in this report, in the aforementioned Form SB-2 and Form 10-KSB, and those detailed from time to time in our other reports and filings with the United States Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that are likely to affect our business.